News Release

VRINGO TO BEGIN TRADING ON NASDAQ

Ticker Symbol Will Remain "VRNG"

NEW YORK - April 19, 2013 - Vringo, Inc. (NYSE MKT: VRNG), a company engaged in the innovation, development, and monetization of mobile technologies and intellectual property, today announced that it has been approved for listing on NASDAQ under the symbol "VRNG", and the warrants will trade under the new symbol "VRNGW."

Trading on NASDAQ is expected to commence on April 30, 2013. Vringo's common stock and warrants will continue to trade on the NYSE MKT until the market close on April 29, 2013.

"We believe that NASDAQ offers an exciting platform for our growing company," said Andrew Perlman, Chief Executive Officer of Vringo. "We feel that NASDAQ's international presence aligns with our intention to create, acquire and monetize intellectual property on a global scale. In addition, we believe that listing on NASDAQ will increase our exposure to institutional shareholders."

"We are extremely pleased to welcome Vringo to the NASDAQ Stock Market," said Andrew Hall, Managing Director, NASDAQ OMX. "We are confident that a listing with NASDAQ will provide Vringo with enhanced visibility, greater liquidity and increased exposure to the institutional investment community. We look forward to our partnership with Vringo in the years to come."

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our inability to license and monetize our patents, including the outcome of the litigation against online search firms and other companies; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to develop and introduce new products and/or develop new intellectual property; new legislation, regulations or court rulings related to enforcing patents, that could harm our business and operating results; the inability to realize the potential value created by the merger with Innovate/Protect for our stockholders; unexpected trends in the mobile phone and telecom infrastructure industries; our inability to raise additional capital to fund our combined operations and business plan; our inability to maintain the listing of our securities on a major securities exchange; the potential lack of market acceptance of our products; potential competition from other providers and products; our inability to retain key members of our management team; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC on March 21, 2013. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investors and Media:
Cliff Weinstein
Executive Vice President
Vringo, Inc.
646-532-6777
cweinstein@vringoinc.com